UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2017

FLEXSTEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-5151	42-0442319
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

385 Bell St, Dubuque, Iowa	52001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 563-556-7730

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Between May 15 – June 6, 2017, Flexsteel Industries, Inc. (“Flexsteel”) entered into a series of interconnected agreements with various government entities and an Iowa not-for-profit organization regarding real estate property transactions in Dubuque, Iowa.

As set forth below, the brief descriptions of the two significant agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 attached hereto.

The agreements were contingent upon each being approved by The City of Dubuque (“City”), Dubuque County (“County”), Iowa Economic Development Authority (“IEDA”) and Dubuque Initiatives (“Initiatives”), a not-for-profit organization, prior to being signed.

Development Agreement – Dubuque Development South, Dubuque, Iowa

On June 5, 2017, the City completed final approval of the Development Agreement. Flexsteel will construct a 250,000 square foot manufacturing facility at approximate cost of $25 million. Flexsteel has agreed to maintain 200 full-time employees and will receive tax incremental finance with an estimated value of $4.1 million over 10 years. Construction is to begin Fall 2017 and is expected to take approximately 1 year to complete.

Redevelopment Agreement – Dubuque Operations

On June 5, 2017, the City approved the final agreements required for the Redevelopment Agreement between Flexsteel, the City and Initiatives. Under the terms of the Agreement Flexsteel will donate approximately 43 acres of land and buildings with nominal net book value in Dubuque, Iowa to Initiatives and will contribute $2,660,000 toward demolition and above ground remediation following acceptance of the donation by Initiatives. The City and County will contribute $2,660,000 toward demolition and remediation. Flexsteel will be responsible for all subsurface remediation to prepare the ground for light industrial use, the cost of which is indeterminable at this time. Initiatives will pursue additional grants and funding for the redevelopment project.

Item 9.01	Financial Statements and Exhibits.

(a)       Not applicable

(b)       Not applicable

(c)       Not applicable

(d)       Exhibits

Exhibit No.	Description

Exhibit 10.1	Development Agreement, dated as of June 5, 2017, among The City of Dubuque, Iowa and Flexsteel Industries, Inc.

Exhibit 10.2	Redevelopment Project Agreement, dated as of May 15, 2017, among The City of Dubuque, Iowa, Dubuque Initiatives and Flexsteel Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.
(Registrant)

Date:	June 12, 2017	By:	/s/ Timothy E. Hall
Timothy E. Hall
Senior Vice President-Finance, CFO, and Secretary
Principal Financial and Accounting Officer